EXHIBIT 10.04


                                LICENSE AGREEMENT

         This Agreement is made as of March 31, 2000, by and between EPYX Corporation, a Delaware corporation located at 15 Acorn Park, Cambridge, MA 02140 (hereinafter "EPYX") and Arthur D. Little, Inc., a Massachusetts corporation located at 25 Acorn Park, Cambridge, MA 02140 (hereinafter "ADL").

                                   WITNESSETH

         WHEREAS, ADL desires to acquire a license from EPYX under certain intellectual property rights owned by EPYX for use solely in certain Fields of Use; and

         WHEREAS, EPYX desires to grant such license rights to ADL; and

         NOW, THEREFORE, for and in consideration of the covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS.

     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     1.1 "EPYX Intellectual Property Rights" means all intellectual property set forth on the attached Schedule __, exclusive of trademark rights, for which EPYX has the right to grant sublicenses thereunder.

     1.2 "Gas-to-Liquids Fuel Processing" means the conversion of substantially gaseous hydrocarbons into products that are substantially liquids at or near ambient conditions such as but not limited to diesel and methanol.

     1.3 "Fuel Conversion for I.C. Engines" means the transformation of internal combustion engine fuels into reducing agents such as hydrogen, carbon monoxide, and small hydrocarbons to assist in lean burn operation, cold starting, and emissions control of internal combustion engines.

     1.4 "Field of Use" means Gas to Liquids Fuel Processing and Fuel Conversion Devices for I.C. Engines.

2.    LICENSE GRANT.

      EPYX hereby grants to ADL a royalty-free, world-wide, non-exclusive right and license, with the right to sublicense, to make, have made, import, use, offer for sale and/or sell, all products, devices, apparatus and processes covered under EPYX Intellectual Property Rights solely in the Fields of Use. The license rights granted herein shall not be assigned by ADL without the prior written consent of EPYX, which consent shall not be unreasonably withheld. Prior to ADL granting a sublicense hereunder, ADL agrees to obtain the consent of EPYX, such consent not to be unreasonably withheld.
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3.   CONFIDENTIALITY

     ADL agrees to keep confidential and exercise reasonable care in preventing disclosure to third parties of all EPYX Intellectual Property Rights that are not otherwise publicly available, (EPYX Confidential Information). All documents containing such information shall be marked "EPYX CONFIDENTIAL". Upon termination of this Agreement all EPYX Confidential Information shall be returned promptly to EPYX. Nevertheless, the obligations contained herein shall survive the termination of the Agreement. The obligations contained in this section shall not apply in the event that the aforesaid Confidential Information is now or shall become available to the public generally other than as a result of a breach of this provision, or becomes available to the receiving party from a third party who owed no obligation of confidentiality to EPYX. In the event that a receiving party concludes that information covered by this provision is no longer confidential, it shall so notify the disclosing party and provide it with evidence of the public nature of the information, but shall continue to maintain the confidentiality of the information for a period of thirty (30) days after the giving of such notice. In the event the disclosing party continues to assert the confidentiality of the information, it shall so notify the receiving party and the parties shall in good faith attempt to reach agreement as to the need for continued confidentiality of the information.

4.   TERM AND TERMINATION

     Unless otherwise agreed by the parties in writing, the term of the licenses granted herein shall be ten (10) years from the effective date of this Agreement. The parties may terminate this Agreement at any time if mutually agreed in writing. The Agreement will terminate upon the happening of any of the following: (a) ADL shall make an assignment for the benefit of creditors, or petition or apply for or arrange for the appointment of a trustee, liquidator or receiver, or commence any proceeding relating to itself under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or otherwise, or shall be adjudicated a bankrupt or insolvent, or (b) any petition or application for the appointment of a trustee, liquidator or receiver is filed against ADL or any proceeding relating to ADL under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction now or hereafter in effect is commenced against ADL and ADL shall indicate its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee, liquidator or receiver, which order is not stayed or removed within ninety (90) days after the date entered.

5.   NO REPRESENTATIONS OR WARRANTIES

     Neither party makes any representation or gives any warranties that the use of EPYX Intellectual Property Rights by ADL will not infringe the rights of any third parties.

6.   NOTICES

     6.1 EPYX agrees to give ADL notice of any inventions developed by or for EPYX in the Field of Use, subsequent to the effective date of this Agreement, which are the subject of a patent application promptly upon filing of the same. Should ADL desire a license under such patent rights, the parties shall use their best efforts to negotiate mutually acceptable terms.

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     6.2 ADL and EPYX agree, respectively, to give each other prompt notice of any claims by a third party of infringement as a result of any licensed rights under EPYX Intellectual Property Rights and/or ADL Intellectual Property Rights.

     6.3 All Notices required hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered by hand; (b) given by facsimile or e-mail (and confirmed by registered mail); or (c) on the third business day after deposit with (i) the United States Postal Service for delivery by Express Mail or equivalent; or (ii) Federal Express or the equivalent, and in all cases addressed as follows:

                  If to EPYX, at:           Jeffrey Bentley
                                            EPYX Corporation
                                            Acorn Park
                                            Cambridge, MA 02140

                  If to ADL, at:            Samuel J. Gallo
                                            General Counsel
                                            Arthur D. Little, Inc.
                                            25 Acorn Park
                                            Cambridge, MA 02140


7    MISCELLANEOUS

     EPYX agrees to take all reasonable steps to prevent the lapse of any patent, patent application, trademark and/or copyright which is the subject EPYX Intellectual Property Rights.

8    ENTIRE AGREEMENT.

     This Agreement represents the entire understanding between the parties, and supercedes all other agreements, express or implied, between the parties concerning the license granted herein.

9    CHOICE OF LAWS.

     This license shall be interpreted according to the laws of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EPYX CORPORATION                            ARTHUR D. LITTLE, INC.


By: /s/ Mark Brodsky                       By: /s/ John F. Burns
    ----------------------------              -------------------------------
   Name:  Mark Brodsky                        Name:  John F. Burns
   Title: President                           Title: Chief Financial Officer



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